                                     Exhibit 99.1

                  SUBSCRIPTION AGREEMENT AND PURCHASER QUESTIONNAIRE


    1. SUBSCRIPTION. Subject to acceptance hereof by Strategia Corporation (the "Company"), a Kentucky corporation, as more fully described in the
Prospectus dated February   , 1997 (including any amendments and supplements
thereto, collectively, the "Prospectus"), the undersigned (the "Subscriber") hereby subscribes to purchase _____________ Shares (the "Shares") of the Corporation's common stock ("Common Stock")for an aggregate purchase price of
$___________________ ($____ per Share).   The minimum subscription amount is
50,000 Shares or $______. The Subscriber encloses a check payable to "Strategia Corporation" for the full amount of the purchase price. The Subscriber understands and acknowledges that this subscription may be rejected by the Company, in its sole and absolute discretion. The Subscriber further understands and acknowledges that by executing this Subscription Agreement and Purchaser Questionnaire (the "Subscription Agreement"), Subscriber is agreeing to all the terms of this Subscription Agreement.
Terms used but not defined herein shall have the meanings set forth in the Prospectus.

    2. REPRESENTATIONS AND WARRANTIES. As a material inducement to the Company to accept this subscription, the Subscriber represents and warrants to the Company as follows:

         (a) The Subscriber acknowledges that it has received and reviewed a copy of the Prospectus. In making its decision to purchase the Shares, the Subscriber has relied on an independent investigation made by the Subscriber and/or on the advice given to the Subscriber by its own counsel, accountants or other advisors. The Subscriber and its advisors have been supplied with or have sufficient access to all information, including financial statements and other financial information of the Company, and have the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and any other information to which a reasonable investor would attach significance in making investment decisions, so that as a reasonable investor the Subscriber has been able to make its decision to purchase the Shares. No oral representations have been made or oral information furnished to the Subscriber in connection with the purchase of the Shares that were in any way inconsistent with the Prospectus.

         (b) The Subscriber acknowledges that the purchase of the Shares involves a high degree of risk. The Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in Shares. The Subscriber has evaluated the risks of investing in Shares in light of the foregoing and is satisfied that the investment is appropriate.

         (c) The Subscriber (i) has adequate means of providing for its current needs and possible personal contingencies; (ii) has no need for liquidity in an investment in the Shares; (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period; and (iv) at the present time could afford a complete loss of such investment.

         (d) The Subscriber has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company and, if the Subscriber is a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Subscription Agreement.

         (e) Neither the Subscriber nor any of its affiliates or agents has maintained a short position in the Common Stock since January 14, 1997. Neither the undersigned nor any of its affiliates or agents will, directly or indirectly, maintain any short position in the Common Stock before the Shares are issued to the Subscriber.

         (f) The Subscriber understands that the Shares are being offered and sold to it in reliance on specific registration requirements of federal and state securities laws or exemptions therefrom and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the suitability of the Subscriber to acquire the Shares. The representations, warranties and agreements contained herein are true and correct as of the date hereof and may be relied upon by the Company, and the Subscriber will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of the Subscriber contained herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.

    3. INDEMNIFICATION. The Subscriber agrees to indemnify and hold harmless the Company and its agents, attorneys, accountants and employees from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that any of them may incur by reason of the Subscriber's failure to fulfill any of the terms or conditions of this Subscription Agreement or by reason of the material breach of any of the representations and warranties made by the Subscriber herein.

    4. SUBSCRIBER INFORMATION. The following information is furnished in order for the Company and its counsel to determine whether the Subscriber will be a qualified purchaser for purposes of certain state securities laws. (Please print or type. Attach additional information on separate sheets if necessary.)

    A.   Name(s) of Subscriber(s)*:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     B.   Address*:
                    -----------------------------------------------------------
-------------------------------------------------------------------------------
City:                        State:                 Zip:
     -----------------------       ----------------     -----------------------
Telephone:
          ------------------

*If joint tenants or tenants in common, provide information for each investor.

    C. Date of organization, formation or incorporation (year of birth, if an individual):

    D.   Profession or business (and title, if applicable):

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

    E.  State of legal domicile:
                                -----------------------------------------------

    5. ACCREDITED INVESTOR STATUS. The Subscriber represents and warrants as indicated below by the undersigned's initials:

         (a) PARTNERSHIPS, CORPORATIONS, TRUSTS OR OTHER ENTITIES: (Initial all of the following statements that are applicable)

              (i)  The Subscriber hereby certifies that it is:

                        (A)  a registered broker-dealer, bank, savings
          -------- institution, trust company, insurance company, investment company as defined in the Investment Company Act of 1940, pension or profit-sharing trust, or other financial institution or institutional buyer (including, but not limited to, any "qualified institutional buyer" as defined in SEC Rule 144A), whether Subscriber is acting for itself or in some fiduciary capacity;

                        (B)  an employee benefit plan whose total assets exceed
          --------           $5,000,000;

                        (C)  an employee benefit plan whose investment
          -------- decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Acts of 1940;

                        (D)  a self-directed employee benefit plan, including
          -------- an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

                        (E)  an organization described in Section 501(c)(3) of
          -------- the Internal Revenue Code of 1986, as amended (the "IRS"), not formed for the specific purpose of acquiring the Shares with total assets in excess of $5,000,000;

                        (F)  any corporation, partnership or Massachusetts or
          -------- similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or

                        (G)  a trust with total assets in excess of $5,000,000,
          -------- not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

                   (ii)   The Subscriber hereby certifies that it is an
          -------- accredited investor because it is an entity in which each of the equity owners qualifies as an accredited investor under item (a)(i)or items (b)(i), (ii) or
                          (iii) below.

         (b) INDIVIDUAL INVESTORS: (Initial one or more of the following three statements)

              (i) ____ I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

              (ii) ____ I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

              (iii) ____ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

    6.   MISCELLANEOUS.

         (a) REMEDIES. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not hereby or in any other manner waive any rights granted to the Subscriber under federal or state securities laws.

         (b) ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Subscription Agreement and any other agreements executed on the date hereof by the parties hereto embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

         (c) SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Subscription Agreement.

         (d) JOINT AND SEVERAL OBLIGATIONS; SUCCESSORS AND ASSIGNS. The Subscriber agrees that (i) if the Subscriber is more than one person, the obligations of the Subscriber under this Subscription Agreement shall be joint and several; and (ii) all covenants and agreements contained in this Subscription Agreement by or on behalf of any of the parties hereto shall bind the respective successors and assigns of such parties, whether so expressed or not.

         (e) GOVERNING LAW. The laws of the Commonwealth of Kentucky shall govern all issues concerning the construction, validity and interpretation of this Subscription Agreement.

         (f) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Subscription Agreement shall be in writing and shall be delivered in person or sent by certified or registered mail, return receipt requested and postage and charges prepaid, to the recipient, and shall be deemed to have been given when so delivered or 48 hours after the same is deposited in a regularly maintained receptacle for the United States mail, addressed and sent as herein provided. Such notices, demands and other communications shall be sent to the Subscriber at the address indicated on this Subscription Agreement, and to the Company at its principal executive office, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         (g) DEFAULT. Neither party hereto shall be deemed to be in default of any covenant, agreement, representation or warranty contained in the Subscription Agreement, unless such default, if curable, shall remain uncured 30 days after the defaulting party has received a written notice specifying such default or breach, requiring that the default be remedied and stating that such notice is a "Notice of Default" hereunder.

         (h) EFFECT OF HEADINGS. The headings in this Subscription Agreement are for convenience only and shall not affect the construction hereof.

         (i) NON-TRANSFERABILITY. The Subscriber agrees not to transfer or assign this Subscription Agreement, or any of the Subscriber's interests herein, and further agrees that the transfer or assignment of the Common Stock will be made only in accordance with all applicable laws.

         (j) AMENDMENT. This Subscription Agreement may be amended only by a writing executed by both the Subscriber and the Company.

         (k) ADDITIONAL INFORMATION. Within five days after receipt of a written request from the Company, the Subscriber agrees to provide such additional information and to execute and deliver such additional documents as may reasonably be necessary to comply with any and all laws, regulations and ordinances to which the Company is, or may become, subject.

                                  CORPORATIONS ONLY

                       SIGNATURE PAGE FOR CORPORATE SUBSCRIBERS


-------------------------------------------------------------------------------
Name of Corporation (print or type)



By: *
     --------------------------------------------------------------------------
       (Signature of authorized agent)



Title:
      -------------------------------------------------------------------------


Taxpayer Identification No.:
                            ---------------------------------------------------


Executed at:
            -------------------------------------------------------------------
                 City                       State



on __________________________, 1996.


Acknowledged, Accepted and Agreed to:
STRATEGIA CORPORATION



By:
   -------------------------------------
       Name:
            ----------------------------
       Title:
             ---------------------------
Date:
     -----------------------------------



--------------------

*  Please furnish corporate enabling resolution

                                  PARTNERSHIPS ONLY

                      SIGNATURE PAGE FOR PARTNERSHIP SUBSCRIBERS


-------------------------------------------------------------------------------
Name of Partnership (print or type)


By:*
    ---------------------------------------------------------------------------
       (Signature of a general partner)


By:
   ----------------------------------------------------------------------------
      (Signature of additional general partner if required by
      partnership agreement)

Taxpayer Identification No.:
                            ---------------------------------------------------


Executed at:
            -----------------------------------------,-------------------------
          City                          State



on                           , 1996
  ---------------------------


Acknowledged, Accepted and Agreed to:
STRATEGIA CORPORATION



By:
   -------------------------------------

    Name:
         -------------------------------
    Title:
          ------------------------------
Date:
     -----------------------------------

-----------------------

* Please provide a copy of the executed partnership agreement. All partners should sign this Subscription Agreement or indicate the authority of the partner who signs on behalf of the partnership.

                                     TRUSTS ONLY

                              SIGNATURE PAGE FOR TRUSTS


-------------------------------------------------------------------------------
Name of Trust (print or type)


-------------------------------------------------------------------------------
Name of Trustee (print or type)


-------------------------------------------------------------------------------
Date Formed


By:*
    ---------------------------------------------------------------------------
    Trustee's signature


Taxpayer Identification No.:
                            ---------------------------------------------------

Executed at:
            -------------------------------,-----------------------------------
           City                   State


on                       , 1996
  -----------------------


Acknowledged, Accepted and Agreed to:
STRATEGIA CORPORATION


By:
   -----------------------------------------

    Name:
         -----------------------------------
    Title:
          ----------------------------------
Date:
     ---------------------------------------



------------

* Please provide a copy of the executed trust agreement if a trustee executes this page.

                                   INDIVIDUALS ONLY

                      SIGNATURE PAGE FOR INDIVIDUAL SUBSCRIBERS

Investor #1                            Investor #2



-----------------------------          ------------------------------
Signature                              Signature



-----------------------------          ------------------------------
Social Security Number                 Social Security Number



-----------------------------          ------------------------------
Print or Type Name                     Print or Type Name


Executed at:                           Executed at:


-----------------------------          ------------------------------
City                                   City



-----------------------------          ------------------------------
State                                  State


                       , 1996                                  , 1996
-----------------------                ------------------------


Acknowledged, Accepted and Agreed to:

STRATEGIA CORPORATION


By:
   --------------------------------------

    Name:
         --------------------------------

    Title:
          -------------------------------

Date:
     ------------------------------------

                                STRATEGIA CORPORATION


                                      $


                        ----------------------------------------



                                   1,500,000 SHARES

                                     COMMON STOCK

                                   $     PER SHARE


                        ----------------------------------------







                             SUBSCRIPTION AGREEMENT AND

                              PURCHASER QUESTIONNAIRE




                        ----------------------------------------




                                 February   , 1997